EXHIBIT 23.1

Consent of Independent Public Accountants

As the independent public accountants of Camden National Corporation, we hereby consent to the incorporation of our report included in this Form 10-Q, into the Company’s previously filed Registration File Numbers 333-95157 and 333-68598.

Berry, Dunn, McNeil & Parker

Portland, Maine

May 9, 2003